Exhibit 99.1

NEWS RELEASE

POPEYES LOUISIANA KITCHEN, INC. REPORTS RESULTS FOR FIRST QUARTER 2014;

INCREASES EARNINGS GUIDANCE

ATLANTA – May 28, 2014 – Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today reported results for its fiscal first quarter of 2014 which ended April 20, 2014. The Company also provided updated guidance for fiscal 2014.

“The strength of the Popeyes brand was once again demonstrated in our first quarter results. Despite the weather, our freshly remodeled restaurants, our superior food at sharp price points, and our national advertising served up strong performance. In this quarter, we saw positive same-store sales, continued gains in market share, and higher restaurant profitability.

We are excited about the growth Popeyes is experiencing, and so are our franchisees. Our momentum continued with 27 new restaurants added to our system this quarter, on top of the 194 restaurants opened in 2013. These new units are averaging volumes higher than the system average, and are delivering record franchisee profitability. These unit economics are fueling the growth of the brand.” said Chief Executive Officer, Cheryl Bachelder.

First Quarter 2014 Highlights

Earnings:

•	Reported net income was $11.1 million, or $0.46 per diluted share.

•	Adjusted earnings per diluted share were $0.46 compared to $0.40 in 2013, representing a 15% increase.

Same-store Sales:

•	Global same-store sales increased 4.5% in 2014, for a two-year growth rate of 9.0%.

¡	Total domestic same-store sales increased 4.3%, compared to 4.5% last year.

¡	International same-store sales increased 5.8%, compared to 4.1% last year.

•	Popeyes domestic same-store sales have outpaced the chicken-QSR segment for 24 consecutive quarters and overall QSR for 10 consecutive quarters according to independent data.

•	Popeyes market share of the domestic chicken-QSR segment reached 22.3%, compared to 20.2% in the prior year.

Openings:

•	The Popeyes system opened 27 restaurants which included 19 domestic and 8 international restaurants, compared to 40 openings in the prior year.

¡	Included in 2013 domestic openings were the conversion of 3 properties acquired in 2012 in Minnesota and California.

•	Net restaurant openings were 11, compared to 16 net restaurant openings last year.

NEWS RELEASE

Other:

•	Total system-wide sales increased by 10.9%.

•	Total revenues increased 16% to $70.1 million in 2014 from $60.4 million in the prior year.

•	Operating EBITDA was $21.4 million at 30.5% of total revenue compared to $18.1 million last year representing an 18% increase.

•	Free cash flow was $14.2 million in 2014, compared to $11.7 million in 2013.

•	The Company repurchased approximately 240,000 shares of its common stock for approximately $10.0 million.

•	Average restaurant operating profit margins of Popeyes domestic freestanding franchised restaurants before rent was 21.3% in the fourth quarter 2013 compared to 20.1% last year, and 21.6% for the full year 2013 compared to 20.4% in 2012.

•	Company-operated restaurant operating profit was $6.0 million, or 20.4% of sales, compared to $4.7 million, or 19.7% of sales in 2013.

Fiscal 2014 Guidance

Based on first quarter performance, the company is adjusting full year guidance to:

•	Same-store sales growth of 3.0% to 4.0%, compared to previous guidance of 2.0% to 3.0%.

•	Adjusted earnings per diluted share in the range of $1.58 to $1.63, compared to previous guidance of $1.57 to $1.62.

The Company also reiterates the following guidance:

•	New restaurant openings of 180 to 200, with net restaurant openings of 100 to 130, for a system growth rate of approximately 5%. During 2014, the Company expects to open 10 to 15 new company-operated restaurants.

•	General and administrative expenses of approximately 3.0% of system-wide sales.

•	An effective income tax rate in 2014 of approximately 38%, compared to 37.4% in 2013.

•	Capital expenditures for the year of $30 to $35 million.

•	Share repurchases of $20 to $30 million.

Long-Term Guidance

Consistent with previous guidance, over the course of the upcoming five years, the Company believes the execution of its Strategic Plan will deliver on an average annualized basis the following: same-store sales growth of 1% to 3%; net unit growth of 4% to 6%; and earnings per diluted share growth of 13% to 15%.

Conference Call

The Company will host a conference call and internet webcast with the investment community at 9:00 A.M. Eastern Time on May 29, 2014, to review first quarter 2014 results. To access the Company’s webcast, go to www.popeyes.com/investors, select “Investor Information” and then select “Popeyes Louisiana Kitchen, Inc. First Quarter 2014 Earnings Conference Call.” A replay of the conference call will be available for 90 days at the Company’s website or through a dial-in number for a limited time following the call.

NEWS RELEASE

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of April 20, 2014, Popeyes had 2,248 operating restaurants in the United States, three territories, and 27 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

PLKI Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations,

(404) 459-4673 or investor.relations@popeyes.com

Media inquiries:

Jennifer Webb, Senior Vice President, Operations, Coltrin & Associates, Inc.

(212) 221-1616 ext. 111 or jennifer_webb@coltrin.com

Supplemental Financial Information on pages 4-13

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In millions, except share data)

	4/20/2014	12/29/2013
ASSETS

Current assets:
Cash and cash equivalents	$11.8	$9.6
Accounts and current notes receivable, net	9.5	8.9
Other current assets	4.3	9.8
Advertising cooperative assets, restricted	30.2	27.8

Total current assets	55.8	56.1

Long-term assets:
Property and equipment, net	80.2	77.6
Goodwill	11.1	11.1
Trademarks and other intangible assets, net	53.2	53.4
Other long-term assets, net	2.1	2.3

Total long-term assets	146.6	144.4

Total assets	$202.4	200.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7.6	8.5
Other current liabilities	5.1	8.1
Current debt maturities	0.3	0.3
Advertising cooperative liabilities	30.2	27.8

Total current liabilities	43.2	44.7

Long-term liabilities:
Long-term debt	66.8	66.9
Deferred credits and other long-term liabilities	30.7	30.1

Total long-term liabilities	97.5	97.0

Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; 23,644,053 and 23,784,041 shares issued and outstanding at April 20, 2014 and December 29, 2013, respectively)	0.2	0.2
Capital in excess of par value	69.5	77.9
Accumulated deficit	(7.6)	(18.7)
Accumulated other comprehensive loss	(0.4)	(0.6)

Total shareholders’ equity	61.7	58.8

Total liabilities and shareholders’ equity	$202.4	200.5

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In millions, except per share data)

	16 Weeks Ended
	4/20/2014	4/21/2013
Revenues:
Sales by company-operated restaurants	$29.4	$23.9
Franchise royalties and fees	38.8	35.2
Rent from franchised restaurants	1.9	1.3

Total revenues	70.1	60.4

Expenses:
Restaurant food, beverages and packaging	9.6	7.9
Restaurant employee, occupancy and other expenses	13.8	11.3
General and administrative expenses	24.4	22.0
Occupancy expenses – franchise restaurants	0.9	1.1
Depreciation and amortization	2.6	1.8
Other expense (income), net	0.1	0.1

Total expenses	51.4	44.2

Operating profit	18.7	16.2
Interest expense, net	0.9	1.1

Income before income taxes	17.8	15.1
Income tax expense	6.7	5.5

Net income	$11.1	$9.6

Earnings per common share, basic:	$0.47	$0.41

Earnings per common share, diluted:	$0.46	$0.40

Weighted-average shares outstanding:
Basic	23.5	23.6
Diluted	23.9	24.3

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In millions)

	16 Weeks Ended
	4/20/2014	4/21/2013
Cash flows provided by (used in) operating activities:
Net income	$11.1	$9.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2.6	1.8
Asset write-downs	0.1	0.1
Deferred income taxes	(0.1)	0.1
Non-cash interest expense, net	0.4	0.1
Excess tax benefit from stock-based compensation	(1.1)	(1.5)
Stock-based compensation expense	1.6	1.4
Change in operating assets and liabilities:
Accounts receivable	(0.5)	(0.8)
Other operating assets	6.6	0.9
Accounts payable and other operating liabilities	(3.5)	(1.6)

Net cash provided by operating activities	17.2	10.1

Cash flows used in investing activities:
Capital expenditures	(6.6)	(8.3)

Net cash used in investing activities	(6.6)	(8.3)

Cash flows provided by (used in) financing activities:
Principal payments – 2010 Credit Facility (term loan)	—	(2.8)
Share repurchases	(10.0)	(5.0)
Proceeds from exercise of employee stock options	0.6	0.8
Excess tax benefit from stock-based compensation	1.1	1.5
Other financing activities, net	(0.1)	—

Net cash used in financing activities	(8.4)	(5.5)

Net increase (decrease) in cash and cash equivalents	2.2	(3.7)
Cash and cash equivalents at beginning of year	9.6	17.0

Cash and cash equivalents at end of quarter	$11.8	$13.3

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Same-store sales and restaurant count

	16 Weeks Ended
	4/20/2014	4/21/2013
Same-store sales growth
Company-operated restaurants	5.9%	3.1%
Domestic franchised restaurants	4.3%	4.6%
Total domestic (company-operated and franchised restaurants)	4.3%	4.5%
International franchised restaurants	5.8%	4.1%
Total global system	4.5%	4.5%

Company-operated restaurants (all domestic)
Restaurants at beginning of quarter	53	45
New restaurant openings	1	1
Permanent closings	(1)	—

Restaurants at end of quarter	53	46

Franchised restaurants (domestic)
Restaurants at beginning of quarter	1,716	1,634
New restaurant openings	18	22
Permanent closings	(8)	(7)
Temporary (closings)/re-openings, net	9	1

Restaurants at end of quarter	1,735	1,650

Franchised restaurants (international)
Restaurants at beginning of quarter	456	425
New restaurant openings	8	17
Permanent closings	(7)	(17)
Temporary (closings)/re-openings, net	3	(2)

Restaurants at end of quarter	460	423

Total restaurant count at end of quarter	2,248	2,119

NEWS RELEASE

Management’s Use of Non-GAAP Financial Measures

Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow are supplemental non-GAAP financial measures. The Company uses adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow, in addition to net income, operating profit and cash flows from operating activities, to assess its performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company believes these measures are important indicators of its operational strength and the performance of its business. Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. In addition, Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow: (a) do not represent net income, cash flows from operations or earnings per share as defined by GAAP; (b) are not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered as an alternative to net income, earnings per share, operating profit, cash flows from operating activities or other financial information determined under GAAP.

NEWS RELEASE

Adjusted Earnings Per Diluted Share: Calculation and Definition

The Company defines adjusted earnings for the periods presented as the Company’s reported net income after adjusting for certain non-operating items consisting of the following:

(i)	other expense (income), net, which included $0.1 million in asset disposals for both first quarter 2014 and first quarter 2013, respectively; and

(ii)	the tax effect of these adjustments at the effective statutory rates.

Adjusted earnings per diluted share provides the per share effect of adjusted net income on a diluted basis. The following table reconciles on a historical basis for first quarter 2014 and first quarter 2013, the Company’s adjusted earnings per diluted share on a consolidated basis to the line on its condensed consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its condensed consolidated statement of operations to adjusted earnings per diluted share:

(in millions, except per share data)	Q1 2014	Q1 2013
Net income	$11.1	$9.6
Other expense (income), net	0.1	0.1
Tax effect	(0.1)	(0.1)

Adjusted earnings	$11.1	$9.6

Adjusted earnings per diluted share	$0.46	$0.40

Weighted average diluted shares outstanding	23.9	24.3

NEWS RELEASE

Operating EBITDA: Calculation and Definition

The Company defines operating EBITDA as “earnings before interest expense, taxes, depreciation and amortization, and other expenses (income), net”. The following table reconciles on a historical basis for first quarter 2014 and first quarter 2013, the Company’s operating EBITDA on a consolidated basis to the line on its condensed consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its condensed consolidated statement of operations. Operating EBITDA margin is defined as operating EBITDA divided by total revenues.

(dollars in millions)	Q1 2014	Q1 2013
Net income	$11.1	$9.6
Interest expense, net	0.9	1.1
Income tax expense	6.7	5.5
Depreciation and amortization	2.6	1.8
Other expenses (income), net	0.1	0.1

Operating EBITDA	$21.4	$18.1

Total Revenues	$70.1	$60.4

Operating EBITDA margin	30.5%	30.0%

NEWS RELEASE

Company-operated restaurant operating profit: Calculation and Definition

The Company defines adjusted Company-operated restaurant operating profit as “sales by Company-operated restaurants” minus “restaurant employee, occupancy and other expenses” minus “restaurant food, beverages and packaging”. The following table reconciles on a historical basis for first quarter 2014 and first quarter 2013, Company-operated restaurant operating profit to the line item on its condensed consolidated statements of operations entitled “sales by Company-operated restaurants,” which the Company believes is the most directly comparable GAAP measure on its condensed consolidated statements of operations to Company-operated restaurant operating profit. “Company-operated restaurant operating profit margin” is defined as “Company-operated restaurant operating profit” divided by “sales by Company-operated restaurants”.

(dollars in millions)	Q1 2014	Q1 2013
Sales by company-operated restaurants	$29.4	$23.9
Restaurant food, beverages and packaging	9.6	7.9
Restaurant employee, occupancy and other expenses	13.8	11.3

Company-operated restaurant operating profit	$6.0	$4.7

Company-operated restaurant operating profit margin	20.4%	19.7%

NEWS RELEASE

Free Cash Flow: Calculation and Definition

The Company defines free cash flow as net income plus depreciation and amortization plus stock-based compensation expense, minus maintenance capital expenditures which includes: for first quarter 2014: $0.4 million in company restaurant reimages; $0.4 million of information technology and corporate office expansion; and $0.3 million in other capital assets to maintain, replace and extend the lives of company-operated restaurant facilities and equipment; and for first quarter 2013, $0.5 million in Company-operated restaurant reimaging and $0.6 million of information technology and other capital assets to maintain, replace and extend the lives of Company-operated restaurant facilities.

The following table reconciles on a historical basis for first quarter 2014 and first quarter 2013, the Company’s free cash flow on a consolidated basis to the line on its consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its consolidated statements of operations.

(dollars in millions)	Q1 2014	Q1 2013
Net income	$11.1	$9.6
Depreciation and amortization	2.6	1.8
Stock-based compensation expense	1.6	1.4
Maintenance capital expenditures(1)	(1.1)	(1.1)

Free cash flow	$14.2	$11.7

(1)	Q1 2013 maintenance capital expenditures have been revised to conform with the current year presentation. Maintenance capital expenditures decreased $0.2 million to eliminate accrued maintenance capital expenditures which increased free cash flow $0.2 million.

Forward-Looking Statement: Certain statements in this Press Release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2014 and beyond, expectations regarding future growth and commodity costs, expectations regarding restaurant reimaging, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2014 and long-term performance, including projections regarding general and administrative expenses, capital expenditures and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general

NEWS RELEASE

economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2013 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2013 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2013 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.